Exhibit 10.1

180 LIFE SCIENCES CORP. 3000 El Camino Real, Bldg.4, Suite 200, Palo Alto, CA, 94306, United States of America

22nd September 2023

[date] September 2023

Dear Sirs

OUI project numbers 14138, 16344, 18280

Termination of the Licence agreement between OXFORD UNIVERSITY INNOVATION LIMITED (“OUI”) and 180 LIFE SCIENCES CORP. (“the Licensee”) dated 2nd November 2021 agreement number A30437. (“the Licence Agreement”).

This letter records the termination by mutual consent of the Licence Agreement on 22 September 2023.

Defined terms used in this letter (unless stated to the contrary) have the same meaning as given to them in the Licence Agreement.

OUI and the Licensee hereby agree that the Licence Agreement is terminated effective from 22nd September 2023 subject to:

1.	the Licensee’s obligations under clause 5.2 of the Licence Agreement to reimburse OUI for all patent costs incurred by OUI in the prosecution of the Application undertaken by John White, of Amster Rothstein & Ebenstein LLP up to and including the date of termination (it being acknowledged that at the date of this letter there are two outstanding OUI invoices #45752 and #45365 for Amster Rothstein & Ebenstein LLP fees in a total amount of $1.580.50 for project 18280 and that the unbilled costs incurred and recorded by Amster Rothstein & Ebenstein LLP stand at $19,931.41 as set out in the attached Exhibit 1 to this letter);

2.	all obligations contained in Clauses 4.2, 6.3, 8.12., 12.5, 12.6, 12.7, 12.8, 13, 14.4, 14.8, 14.9, 14.11, 14.12, 14.13 and 14.14 of the Licence Agreement surviving the termination of the Licence Agreement indefinitely; and

3.	The obligations under Clauses 7 and 11.5 of the Licence Agreement surviving the termination of the Licence Agreement for a period of six (6) years.

In accordance with clause 12 of the Licence Agreement, the Licensee must cease to use or exploit the Licensed Technology from the date of termination.

Oxford University Innovation Buxton Court, 3 West Way, Botley, Oxford OX2 0JB T +44 (0)1865 280830 E enquiries@innovation.ox.ac.uk www.innovation.ox.ac.uk

Company No 2199542 Registered Office: University Offices, Wellington Square, Oxford OXl 2JD VAT No 490 7988 85

Please countersign and date a copy of this letter and return to me to indicate agreement the termination of the License Agreement by mutual consent as set out in this letter. If we have not yet signed the letter, we will do so and return a fully executed copy to you after receiving your signed copy.

Yours faithfully,

Signed for and on behalf of Oxford University Innovation Limited

Signed:	Dated:	22 September 2023 | 11:31 BST

Position: Head of Licensing and Ventures – Life Sciences

I, PRINT NAME: Jim Woody, Ozan Pamir acting for and on behalf of 180 LIFE SCIENCES CORP. hereby agree to the contents of this letter.

Signed:	/s/ Jim Woody	Dated:	22 September 2023 | 09:56 PDT
Position:	Chief Executive Officer

Signed:	/s/ Ozan Pamir	Dated:	22 September 2023 | 07:41 PDT
Position:	Chief Financial Officer

Oxford University Innovation Buxton Court, 3 West Way, Botley, Oxford OX2 0JB T +44 (0)1865 280830 E enquiries@innovation.ox.ac.uk www.innovation.ox.ac.uk

Company No 2199542 Registered Office: University Offices, Wellington Square, Oxford OXl 2JD VAT No 490 7988 85